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                         [U.S HOMECARE LETTERHEAD]


FOR IMMEDIATE RELEASE                   Contact  Sophia V. Bilinsky
                                                 Chief Executive Officer
                                                 U.S. HomeCare Corporation
                                                 (914) 946-9601

USHO, which is traded in the over-the-counter market, announced today that it is not aware of any basis for the recent increase in the price and trading volume of its Common Stock. As noted in its most recent filing with the Securities and Exchange Commission, for some time, the Company has not had sufficient cash flow to operate its business without significant advances from its lenders.

Additionally, the Company is experiencing Y2K problems resulting from the Company's third party software vendor's failure to deliver promised and necessary software upgrades. These Y2K problems could have a negative impact on the Company's cash flow.

U.S. HomeCare Corporation is a provider of home health care services in New York, Connecticut, and Pennsylvania.


This press release contains forward-looking statements. All forward-looking statements involve risks and uncertainties, including, without limitation, the risks detailed in the Company's filings and reports with the Securities and Exchange Commission.